UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Senior Notes

On December 12, 2012, Bottomline Technologies (de), Inc. (the “Company”) completed a registered underwritten public offering (the “Offering”) of $189.75 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2017 (the “Notes”) including the underwriters’ exercise in full of their over-allotment option of $24.75 million aggregate principal amount of the Notes pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated December 6, 2012, by and between the Company and RBC Capital Markets, LLC, as representative of the several underwriters named therein. For a description of the terms of the Offering and the Notes, see Item 8.01 of the Current Report on Form 8-K filed by the Company on December 7, 2012, which is incorporated herein by reference.

The Company issued the Notes under an indenture dated December 12, 2012 (the “Base Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and a First Supplemental Indenture dated December 12, 2012 (the “First Supplemental Indenture”) by and between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the First Supplemental Indenture, the “Indenture”). The Base Indenture and Supplemental Indenture (including the form of Note) are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference. The terms of the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement relating to the Notes entitled “Description of the Notes,” which is incorporated herein by reference.

In connection with the issuance and sale by the Company of the Notes, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-175582) relating to the Notes offering: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Base Indenture (Exhibit 4.1 to this Current Report), (iii) the First Supplemental Indenture (Exhibit 4.2 to this Current Report), (iv) the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP (Exhibit 5.1 to this Current Report), and (v) Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1 to this Current Report).

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, on December 6, 2012, the Company entered into convertible note hedge transactions and, on December 11, 2012, the Company entered into additional base convertible note hedge transactions (collectively, the “Note Hedge Transactions”) with Royal Bank of Canada and Deutsche Bank AG, London Branch (the “Hedge Counterparties”), with an initial strike price equal to the initial conversion price of the Notes. The Note Hedge Transactions will cover, subject to customary antidilution adjustments, approximately 6.3 million shares of the Company’s common stock.

On December 6, 2012, the Company entered into warrant transactions and, on December 11, 2012, the Company entered into additional warrant transactions (collectively, the “Warrant Transactions”) with the Hedge Counterparties with an initial strike price of $40.04 per share, which is approximately 70% higher than the closing price of the Company’s common stock on December 6, 2012. The warrants will be net share settled, subject to the Company’s ability to elect cash settlement of the warrants under certain conditions, and will cover, subject to customary antidilution adjustments, approximately 6.3 million shares of the Company’s common stock.

The warrants were issued to the Hedge Counterparties pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act. There were no underwriting commissions or discounts in connection with the sale of the warrants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above under the section “Convertible Senior Notes” and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the warrant transactions is contained in Item 1.01 above under the section “Base Convertible Note Hedge and Warrant Transactions” and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company is filing the risk factors attached as Exhibit 99.1 hereto for the purpose of updating the risk factor disclosure contained in its public filings, including those discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended June 30, 2012, and its Quarterly Report on Form 10-Q for the three month period ended September 30, 2012, which were filed with the Securities and Exchange Commission on August 27, 2012 and November 8, 2012, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated December 6, 2012, by and between the Company and RBC Capital Markets, LLC as representative of the several Underwriters named therein

4.1	Base Indenture, dated as of December 12, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of December 12, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated December 12, 2012

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Additional Risk Factors Related to Indebtedness

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: December 13, 2012	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 6, 2012, by and between the Company and RBC Capital Markets, LLC as representative of the several Underwriters named therein

4.1	Base Indenture, dated December 12, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated December 12, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated December 12, 2012

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Additional Risk Factors Related to Indebtedness